Exhibit 10.13

COMMERCIAL LEASE AGREEMENT

DATE: February 1, 2019

PARTIES:

Popes Island Harbor Development Corp., a Massachusetts corporation, hereinafter called LESSOR, does hereby lease, and , d/b/a DESIGN TEMERATURES, having an address of 191 Popes Island, Suite #2, New Bedford, MA 02740 hereinafter called LESSEE, hereby agrees to lease upon the terms set forth the following described premises:

PREMISES:

A portion of the Commercial Space now known as Popes Island and located at 191 Popes Island, New Bedford, MA 02740, consisting of approximately 2,331 square feet of leasable space, and being substantially as shown on the plan attached hereto as Exhibit “A” which exhibit also shows the premises being shown as Suite #2 on said plan.

TERM:

Commencement Date: March 1, 2019, or the date upon which the LESSEE opens for business, whichever is the first to occur.

Termination Date: Five (5) years from the Commencement Date.

OPTION TO RENEW: NONE

MINIMUM BASE RENT:

The LESSEE shall pay the LESSOR, in advance on the first (Pt) day of each month, commencing March 1, 2019, during the term of the lease, minimum base rent, as follows:

Years 1-5	$1,942.50 per month ($10.00 psf NNN)

The LESSEE covenants and agrees with LESSOR to pay the rent and all sums due hereunder at the time and in the manner aforesaid during said term and any further time aforesaid to the address of the LESSOR, or at such other place as the LESSOR shall designate in writing from time to time.

LESSEE shall pay first months’ rent of $1,942.50 together with last month’s rent of $1,942.50 to the LESSOR upon execution of this lease.

SECURITY DEPOSIT: NONE

REAL ESTATE TAXES/CAM:

The LESSEE agrees to pay for and be responsible for its share of the real estate taxes assessed upon the leased property, and other CAM charges, which is currently estimated at $942.11 per month ($4.85 psf), said sums to be due and payable with the monthly minimum rent.

UTILITIES AND OTHER CHARGES:

The LESSEE shall be responsible for its portion of the gas and electric service which is separately metered by the LESSOR, in addition to telephone, cable and other utilities. The LESSOR shall be responsible for the water and sewer usage, as part of the minimum rent.

USE/COMPLIANCE WITH LAWS:

The LESSEE shall use the leased premises for office pace and storage for an HVAC business. The LESSEE agrees that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the City of New Bedford. Any violation of this paragraph shall be deemed an immediate material breach of this Lease.

COMPLIANCE WITH LAWS:

The LESSEE agrees that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the City of New Bedford. Any violation of this paragraph shall be deemed a material breach of this Lease.

COMPREHENSIVE LIABILITY INSURANCE:

LESSEE shall keep and maintain with insurance carriers acceptable to LESSOR, comprehensive liability insurance applying to the activities of LESSEE in and in connection with the premises, with limits of liability of not less than Five Hundred Thousand Dollars ($500,000.00) for injury to or death of a single person, One Million Dollars ($ 1,000,000.00) per occurrence and One Hundred Thousand Dollars ($ 100,000.00) for property damage. LESSEE shall furnish LESSOR with a certificate of such insurance which shall name LESSOR and any mortgagee(s) of the Lot and/or Building, as an additional insured and shall provide for non-cancellation without thirty (30) days’ prior written notice to LESSOR and said mortgagee. Failure on the part of LESSEE to renew such insurance at least thirty (30) days prior to the expiration date thereof, from time to time, shall constitute an event of default equivalent to a failure to pay an installment of rent due hereunder.

OTHER INSURANCE:

LESSEE shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements which remain the property of LESSEE or as to which LESSEE retains the right of removal from the premises, and LESSEE shall maintain reasonable insurance coverage with respect to such items during the term of this Lease.

LESSOR shall maintain insurance on the Building (excluding any fixtures and items installed or paid for by LESSEE which LESSEE is entitled to or required to remove) against damage by fire and the perils now specified in the most current standard extended coverage endorsement, in an amount equal to at least ninety percent (90%) of replacement cost of the building as determined by LESSOR exclusive of excavations and foundations and LESSOR’S comprehensive liability coverage.

MAINTENANCE OF PREMISES:

The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted. The LESSEE agrees to keep the front walkway of the leased premises free from ice and snow. The LESSOR shall be responsible for the repair and maintenance of the structural portions of the building, including the foundation, supporting walls, columns and beams and roof structural rafters. LESSEE agrees to enter into an annual maintenance plan for the HVAC System, and provide LESSOR proof of the same. The LESSOR shall be responsible for repairs costing more than $1,500.00 and shall be responsible for system replacement.

ALTERATIONS/ADDITIONS:

The LESSEE shall not make structural alterations or additions to the leased premises prior to obtaining the LESSOR’S consent thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE’S expense and shall be in quality at least equal to the present construction. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein,

ASSIGNMENT/SUBLEASING:

The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’S prior written consent. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease.

INDEMNIFICATION AND LIABILITY:

The LESSEE shall save the LESSOR harmless from all damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the intentional neglect of the LESSOR. The removal of snow and ice from the parking lot bordering upon the leased premises only, shall be the LESSEE’S responsibility. LESSEE agrees to remove daily any debris, papers, etc., from the exterior of the leased premises which its customers may discard and place its garbage on the street at such times as the Department of Public Works can remove same and remove snow from sidewalk in front of the leased premises.

FIRE, CASUALTY/EMINENT DOMAIN:

Should a substantial portion of the leased premises be damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate the Lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended us, a just and proportionate abatement of rent shall be made, or the LESSEE may elect to terminate this Lease.

DEFAULT AND BANKRUPTCY:

In the event that:

(a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for fifteen (15) days; or

(b) The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this Lease ended, and remove the LESSEE’S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination. If the LESSEE shall default after reasonable notice thereof; in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under, or by virtue of any of the provisions in any article of this Lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred shall be paid to the LESSOR by the LESSEE, as additional rent.

NOTICE:

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof; shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof; shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing.

SURRENDER:

The LESSEE shall at the expiration or other termination of this Lease, remove all LESSEE’S goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises, and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same conditions as they were at the commencement of the term, or as they were put during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event that the LESSEE shall hold over after the expiration of the term hereof, such holding over shall not extend the term of this Lease but shall create a month to month tenancy at one hundred fifty percent (150%) of the Minimum Rent, and subject to all the other terms and conditions set forth therein.

PARKING:

LESSOR will provide parking spaces for the LESSEE in the parking lot servicing the leased premises, on a first come first serve basis. LESSEE agrees that the LESSOR has not made any further representations and/or promises concerning parking facilities.

SIGNS:

The LESSEE shall have the right to erect signs in size similar to the signs presently existing within Plaza in which leased premises is located. The LESSEE agrees to obtain the permission of the LESSOR before erecting any and all signs, in writing, and agrees as follows:

A.Approval of the LESSEE Signage

1. LESSEE shall submit drawings of proposed signage placement on the building and show drawing of proposed signage to the LESSOR and/or the LESSOR’S representative for approval and receive written approval prior to applying to the City of New Bedford for a sign permit, or fabricating or installing the signage.

B.Compliance with Regulations

1. The LESSEE’S signage shall comply in design and construction to the requirements of all applicable laws, codes, and other regulations having jurisdiction over the project including, but not limited to, the sign regulations of the City of New Bedford, MA, and the Commonwealth of Massachusetts State Building Code.

2. LESSEE shall receive sign permits from the City of New Bedford, MA, prior to the installation of signs, and provide copies of same to LESSOR.

C.LESSEE Signage Design and Construction Criteria

1. LESSEE Signs

a. LESSEE’S sign shall be located on the outside face of the building above the entry canopy. The sign shall be located and centered vertically in the sign bank. The sign shall be centered horizontally within the LESSEE space, where applicable.

b. Letters and logo design shall be as per the requirements of LESSEE subject to the following criteria:

A. All colors shall be approved by LESSOR, in writing.

B. LESSEE shall be responsible for the fabrication, erection and removal of fascia sign including sign board and/or letter.

C. LESSEE shall be responsible for all maintenance and maintenance costs of the fascia sign.

NUISANCES:

The LESSEE agrees that it shall not deface, overload, injure or otherwise damage the leased premises or commit any nuisance or permit the emission of any objectionable noise or odor, or cook or store food on the leased premises, or make, allow or suffer any waste or allow any use of the leased premises which is improper, offensive, or contrary to any law, ordinance, order or regulation of any public authority or which will invalidate any insurance policy either of the LESSEE’S or the LESSOR’S or any other tenant.

HOLDING OVER:

If LESSEE remains in possession of the leased premises after the expiration of the Term without any express agreement as to holding over, LESSORS’ acceptance of rent will be deemed as acknowledgment of LESSEE’S tenancy from month to month terminable by LESSOR or LESSEE upon thirty (30) days prior written notice to the other, subject, however, to all of the terms and conditions of this Lease except as to the Term and except LESSEE shall be responsible for any damages and expenses that may have been sustained by LESSORS as a result of LESSEE’S holding over.

LIMITATION OF LESSOR’S LIABILITY:

The obligations of LESSOR under this Lease shall be binding upon LESSOR only and not upon any trustee, beneficiary, partner, shareholder or other principal of the LESSOR. LESSEE shall look solely to the LESSOR’S then equity in the Premises for the satisfaction of any remedies of the LESSEE and/or any judgment, decree or award against LESSOR, and to no other assets of LESSOR. In no event will LESSOR or LESSOR’S equity in the Premises ever be liable for or subject to indirect or consequential damages.

ACCESS BY LESSOR:

LESSOR, or agents of LESSOR, at reasonable times, upon prior resonable notice, shall be permitted to enter upon the leased premises to examine the condition thereof, to make repairs, alterations and additions as LESSOR should elect to do, to show the leased premises to others, and at any time within six (6) months before the expiration of the term, and for such purposes, LESSEE hereby grants to LESSOR any prospective LESSEES accompanying LESSOR a right of access to the leased premises.

SUBORDINATION:

This Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building or both and to each advance made or to be made under any mortgage and to all renewals, modifications, consolidations, replacements, and extensions thereof, and all substitutions therefor. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, LESSEE shall execute and deliver promptly any certificate that LESSEE or any mortgagee may request to evidence such subordinations. In the event that any mortgagee or its respective successor in title shall succeed to the interest of LESSOR, then at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and LESSEE shall and does hereby agree to attorn to such first mortgagee or successor and to recognize such mortgagee or successor as its LESSOR. Any such mortgagee may subordinate its mortgage or encumbrance without regard to their respective dates of execution and delivery, and such mortgagee shall have the same rights with respect to this Lease as though it had been executed and delivered prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Wherever used herein the word “mortgagee” shall mean its successors and assigns.

ILLEGALITY:

In the event that any portion of this Lease is construed by a court of competent jurisdiction as illegal, inoperative or invalid, such illegality or invalidity shall not otherwise affect the validity of the remaining provisions of this Lease.

CONSTRUCTION OF AGREEMENT:

This instrument, executed in duplicate, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and inures to the benefit of the parties hereto and their respective heirs, devises, executors, administrators, successors and assigns, and may be canceled, modified or amended only by written instrument, executed by both the LESSOR and the LESSEE. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it.

ADDITIONAL PROVISIONS:

(A) The LESSEE covenants that in the case of any termination of this Lease, by reason of the default of the LESSEE, then at the option of the LESSOR, the LESSEE covenants that it will indemnify the LESSOR from and against any loss and damage sustained by reason of any termination caused by the default of, or the breach by the LESSEE. LESSOR’S damages hereunder shall include but not be limited to any loss of rents; reasonable broker’s commission for the re-letting of the leased premises; advertising costs; the reasonable costs incurred in cleaning and repainting the leased premises in order to re-let the same; and all attorney’s fees of the LESSOR to regain possession of leased premises.

(B) All garbage and refuse shall be kept in the kind of container specified by LESSOR. If LESSOR shall provide or designate a service for picking up refuse and garbage, LESSEE shall use same at LESSEE’S cost. LESSEE shall pay the cost of removal of any of LESSEE’S refuse or rubbish.

(C) The outside sidewalk areas immediately adjoining the leased premises shall be kept reasonably clean and free from snow, ice, dirt and rubbish by LESSEE and LESSEE shall not place or permit any obstructions or merchandise hereinbefore, (except as expressly allowed) in such areas and LESSEE shall hold LESSOR harmless from any loss caused by the violation of this provision.

BROKERAGE WARRANTY.

The parties hereby agree that no other real estate brokers are involved in this transaction and both parties hereby agree to indemnify and save harmless the other party from and against all claims for commissions, broker’s fees and finder’s fees made by any person actually retained by such party or with whom such party has dealt in connection with said property or this transaction.

LESSOR’S WORK:

The lease premises shall be delivered to LESSEE in its “AS IS” Condition.

LESSEE’S WORK:

The LESSEE shall be responsible for any interior improvements necessary to open the leased premises for business, according to all local and state building/fire code specifications, all with the prior written consentof the LESSOR.

SEE NEXT PAGE FOR SIGNATURES

IN WITNESS WHEREOF, the said parties hereunto and to another instrument of like tenor, set their hands and seals as of the day and year first above written but actually on a different and secular day.

LESSOR:
Popes Island Harbor Development Corp.

Witness

	By:	/s/Mark White
Mark White, President

LESSEE:
d/b/a Design Temperatures Inc.

Witness
	By:	/s/ Jeffrey Messier
Jeffrey A. Messier, CEO